CONSULTING AGREEMENT

         This CONSULTING AGREEMENT (the "Agreement"), is effective as of this 10th day of August 2005 by and between: Tracey Baron, (the "Consultant"), with principal offices at 725 NW Flanders #405, Portland, Oregon 97209 and MotorSports Emporium, Inc., (the "Company"), with offices at 16055 N. Dial Blvd., Suite 5, Scottsdale, AZ 85260.

WITNESSETH

     WHEREAS, the Company requires and will continue to require consulting services relating to mergers, acquisitions, joint ventures, strategic partnerships and raising capital to business growth and/or debt reduction;

     WHEREAS, the Consultant is qualified to provide the Company with the aforementioned consulting services and is desirous to perform such services for the Company; and

     WHEREAS, the Company wishes to retain Consultant to provide these consulting services to the Company and wishes to contract with the Consultant regarding the same believing it to be in its best interest.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1. APPOINTMENT.

     1.1 The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

2. TERM.

     2.1 This Agreement is effective as of the date of execution of this Agreement (the "Effective Date"), and shall terminate on February 9, 2007 unless earlier terminated in accordance with paragraph 9.1 herein or extended as agreed to between the parties.

3. SERVICES.

     3.1 During the term of this Agreement, Consultant and/or associates shall provide advice to undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure in connection with the operation of the businesses of the Company, expansion of services and business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition. The services of Consultant shall be exclusive to the Company and Consultant shall dedicate reasonable time for its projects. The parties hereto acknowledge and agree that Consultant cannot guarantee the results or effectiveness of any of the services rendered or to be rendered by Consultant. Rather, Consultant shall conduct its operations and provide its services in a professional manner and in accordance with good industry practice.

     3.2 Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

               (a) The implementation of strategic planning to fully develop and enhance the Company's assets, general resources, products and services and assist in capital raising transactions;

               (b) Advise the Company relative to its operational needs, relating specifically to related business matters;

               (c) Consultant shall be available for advice and counsel to the officers and directors of the Company at such reasonable and convenient times and places as may be mutually agreed upon. Except as foresaid, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by Consultant to any specific service, shall be determined at the sole discretion of Consultant. It is agreed all information and materials produced for the Company by or at the direction of the Consultant shall be the joint property of Company and Consultant. However this information and materials may not be used by the Consultant for a purpose in direct or indirect conflict and/or competition with the Company. Company agrees to not use any information and materials produced during the period of this agreement outside the term of said agreement; and,

               (d) Consultant shall provide Company with all data and materials to include contracts, agreements, arrangements or any material information pertaining towards business matters.

4. DUTIES OF THE COMPANY.

     4.1 The Company shall supply Consultant, once a month , updates on any financial transactions, products and services and its operations as it related to the Product and as reasonably requested by Consultant, and Company shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph.

5. COMPENSATION.

     5.1  Consultant shall receive the following:

               (a) SEVEN THOUSAND FIVE HUNDRED DOLLARS ($7,500) monthly paid on the 1st of each month beginning September 1, 2005.

                    (i) Consultant understands the Company may not have
               sufficient funds to pay the monthly fee to Consultant and Consultant has the right to convert the delinquent amounts (if any) into shares of the Company's common stock. No interest or penalties accumulate during any delinquent payments.

     5.2 The Consultant is responsible for all out-of-pocket expenses, including, without limitation, communications, computer, internet and postage. Consultant is responsible for all travel expenses transpired by Consultant.

6. REPRESENTATION AND INDEMNIFICATION.

     6.1 The Consultant shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Company and acknowledges its awareness that Company will rely on such continuing representation in disseminating such information and otherwise performing its business functions. The Company, in the absence of notice in writing from Consultant, will rely on the continuing accuracy of material, information and data supplied by Consultant. The Consultant agrees to indemnify, hold harmless and defend Company, its agents or employees from any proceeding or suit which arises out of or is due to the inaccuracy or incompleteness of any material or information supplied by the Consultant to Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

7. COMPLIANCE WITH SECURITIES LAWS.

     7.1  The Company understands that any and all compensation outlined in
          Section 5 shall be paid solely and exclusively as consideration for the aforementioned consulting efforts made by Consultant on behalf of the Company as an independent contractor. Consultant is a natural person. Consultant has been engaged to provide the Company with traditional business, management, technical and operational consulting, and related business services. Consultant's engagement does not involve the promotion or marketing of the Company's securities (including it's common stock), but does involve raising money for the Company.

8. CONFIDENTIALITY

     8.1 Consultant will not disclose, without the consent of the Company, any financial or business information concerning the business, affairs and plans of the Company which Consultant may receive from the Company, provided such information is plainly marked in writing by the Company as being confidential (the "Confidential Information"). Consultant will not be bound by the foregoing limitation in the event (i) the Confidential Information is otherwise disseminated and becomes public information, or (ii) Consultant is required to disclose the Confidential Information pursuant to a subpoena or other judicial order.

9. MISCELLANEOUS.

     9.1 Termination: This Agreement may be terminated by either Party upon written notice to the other Party for any reason which shall be effective thirty (30) calendar days from the date of such notice. This Agreement shall be terminated immediately upon written notice for material breach of this Agreement. Upon termination, and fees or expenses due to Consultant shall become immediately payable.

     9.2 Modification: This Consulting Agreement set forth the entire understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

     9.3 Notices: Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party.

     9.4 Waiver: Any waiver by either Party of a breach of any provision of this Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

     9.5 Assignment: The Agreement is not assignable by either party unless agreed in writing.

     9.6 Severability: If any provision of this Consulting Agreement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     9.7 Disagreements: Any dispute or other disagreement arising from or out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision f the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Maricopa County, AZ. The interpretation and the enforcement of this Agreement shall be governed by Arizona Law as applied to residents of the State of Arizona relating to contracts executed in and to be performed solely within the State of Arizona. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

     IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

For and on behalf of:

Name: Tracey Baron


/s/ Tracey Baron, an individual



MotorSports Emporium, Inc.



/s/ David Keaveney
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David Keaveney
Chief Executive Officer